Maximum Anniversary Value Death Benefit Contract Schedule

Owner:  [John Doe] Contract Number:   [??687456]
[Joint Owner:   [Jane Doe]] Issue Date:   [04/15/10]
Annuitant:   [John Doe] Rider Maximum Issue Age: [75]

End Date
Maximum Anniversary Value Death Benefit Maximum Birthday: [91st] birthday

Contract Charges
Rider Fee:      [0.15]%

S40898 -01-IVA                                                                                                                                                                                     [Admin Tracking Identifier]